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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 16, 2005

                             PARKER DRILLING COMPANY
             (Exact name of registrant as specified in its charter)


         Delaware                        1-7573                  73-0618660
(State or other jurisdiction      (Commission File Number)     (IRS Employer
     of incorporation)                                       Identification No.)


1401 Enclave Parkway, Suite 600
      Houston, Texas 77077                                       77077
(Address of principal executive offices)                       (Zip Code)


       Registrant's telephone number, including area code: (281) 406-2000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.04   Triggering Events that Accelerate or Increase a Direct Financial
            Obligation or an Obligation Under an Off-Balance Sheet Arrangement

     On June 16, 2005, the Company voluntarily called for redemption $30,000,000 aggregate principal amount of its outstanding 10 1/8% Senior Notes due 2009, at the redemption price of 105.0625% of the principal amount thereof. Holders of redeemed notes will also receive accrued and unpaid interest thereon up to but not including the redemption date, which is July 16, 2005. As of the date of this report (and prior to giving effect to the redemption), the Company had outstanding approximately $65.6 million in aggregate principal amount of 10 1/8% Senior Notes due 2009. The Company intends to use the net proceeds from the previously announced sale of its South American drilling rigs and their related assets, together with cash on hand, to fund this redemption.

     The description set forth above is qualified in its entirety by reference to the Notice of Partial Redemption, a copy of which is filed herewith as an exhibit.





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Item 9.01   Financial Statements and Exhibits.

      (c)   Exhibits.  The following exhibits are filed herewith:

            Exhibit No.        Description

            99.1               Notice of Partial Redemption dated June 16, 2005.


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                                S I G N A T U R E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 PARKER DRILLING COMPANY

Dated:  June 16, 2005            By:   /s/ W. Kirk Brassfield
                                       -----------------------------------------
                                       W. Kirk Brassfield
                                       Vice President, Finance and Accounting


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                                  EXHIBIT INDEX

Exhibit
Number            Description


99.1              Notice of Partial Redemption dated June 16, 2005.